CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 28, 2012, relating to the financial statements and financial highlights which appears in the December 31, 2011 Annual Report to Shareholders of Forward Banking and Finance Fund and Forward Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 15, 2012